Exhibit 10.3

RADIUS HEALTH, INC
2011 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated as of                          , 20    , is entered into between Radius Health, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).

1.                                      Grant of Option.  Pursuant and subject to the Company’s 2011 Equity Incentive Plan as attached hereto (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of  shares identified in the table below (the “Optioned Shares”) of the common stock, par value $0.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date(1)

2.                                      Character of Option.

☐  Incentive Option      ☐  Nonstatutory Stock Option

Unless designated as a Nonstatutory Stock Option, the Option shall be an Incentive Option (within the meaning of the Plan) to the maximum extent permitted by law.

3.                                      Expiration of Option.  No portion of the Option which has not become vested and exercisable at the date of your termination of employment or other service with the Company shall thereafter become vested and exercisable, except as may be otherwise provided by the Board or Committee, as applicable, or as set forth in a written agreement between the Company and you.  This Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a)                                  If the termination of your employment or other service is on account of your death or disability, the date that is twelve (12) months from the date on which your employment or other service with the Company ends.

(1) For ISOs not later than the day immediately preceding the tenth anniversary of the Grant Date.  NQSOs may have a later expiration date.

(b)                                 If the termination of your employment or other service is due to any other reason, the date that is three (3) months from the date on which your employment or other service with the Company ends.

(c)                                  If the Company terminates your employment or other service for cause, or at the termination of your employment or other service the Company had grounds to terminate your employment or other service for cause (whether then or thereafter determined), the start of business on the date on which the termination of your employment or other service with the Company ends.

4.                                      Exercise of Option.

(a)                                  Until this Option expires, you may exercise it as to the number of Optioned Shares identified in the table below, in full or in part, at any time on or after the applicable exercise date or dates identified in the table.  However, during any period that this Option remains outstanding after your employment or other service with the Company ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other service.  The procedure for exercising this Option is described in Section 7.1(e) of the Plan (Method of Exercise).

Number of Shares in Each Installment	Initial Exercise Date for Shares in Installment

(b)                                 The Company and you hereby agree that in the event the Company requests in writing that you execute and deliver an Instrument of Adherence, in the form attached as Exhibit A hereto, to that certain Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholder parties thereto, as amended from time to time, then, as a condition to the exercise of this Option, and prior to the effectiveness of any exercise thereof, you shall have executed and delivered such Instrument of Adherence.

5.                                      Transfer of Option.  You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.  After your death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Sections 3 and 4, be exercised by your personal representative or by any person empowered to do so under your will or under the then-applicable laws of descent and distribution.

[6.                                  Community Property.  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if you were the sole owner of this Option and (following exercise) any such Optioned Shares.  This appointment is coupled with an interest and is irrevocable.](2)

(2)  Consider for inclusion for grants to California residents (and residents to other states with community property rules).

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[7].                              Incorporation of Plan Terms.  This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 7.1 of the Plan (Options) and the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 10 of the Plan (Settlement of Awards).  You acknowledge that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan (Adjustment Provisions).

[8].                              Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

[9].                              Miscellaneous.  The Board or Committee, as applicable, shall have the power to interpret the this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you.  The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.  Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

[10].                       Notification of Disposition.  If this Option is designated as an Incentive Option, you shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares or Stock or (b) within one (1) year after the transfer of such shares of Stock to you.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by you in such disposition or other transfer.

[11].                       Tax Consequences.  The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares.  You should rely on your own tax advisors for such advice.  In particular, you acknowledge that this Option will not be treated as an Incentive Option as to any shares of Stock acquired under this Option

(a)                                  more than twelve months after your employment ends, if your employment ends on account of your death or total and permanent disability, or

(b)                                  more than three months after your employment ends, if your employment ends in any other circumstance.

[12].                       Consideration to the Company.  In consideration of the grant of the Option by the Company, you agree to render faithful and efficient services to the Company or any Affiliate.  Nothing in the Plan or this Agreement shall confer upon you any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate

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your services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and you.

[13].                       Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if you is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

[14].                       Conformity to Securities Laws.  You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

RADIUS HEALTH, INC.

By:
Signature of Optionee
Name:

Title:	Optionee’s Address:

Exhibit A

Instrument of Adherence
to
Amended and Restated
Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to                                      shares of Common Stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) issuable upon exercise of certain stock options held by the undersigned as of the date hereof and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the earlier to occur of (i) the date of exercise of any such stock options and the resulting issuance by the Corporation of any shares of Common Stock to the New Stockholder Party or (ii) the date of any other issuance of shares of capital stock by the Corporation to the New Stockholder Party, the undersigned has become a party to the Agreement in the capacity of a Common Stockholder party thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Date: